UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2012

CONSORTEUM HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53153	45-2671583
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5045 Orbitor Road, Building 8, Suite 200, Mississauga, Ontario, Canada, L4W 4Y4

(Address of principal executive offices) (Zip code)

1-866-327-7137

(Registrant’s telephone number, including area code)

101 Church Street, Suite 14, Los Gatos, CA 95030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1)(i)-(iii) On May 18, 2012 pursuant to section 78.335 subdivision 1 of the Nevada Private Corporations Law (“PCL”) Mr. Joseph A. Cellura, was removed, effective as of May 18, 2012 from his position as a director and Chairman of the Board of Directors of Consorteum Holdings, Inc., a Nevada corporation (the “Company”). Mr. Cellura’s removal was accomplished through a written consent dated as of May 18, 2012 in lieu of a meeting under section 78.320 of the PCL (the “Written Consent”) by the holders of not less than two-thirds of the voting power of the issued and outstanding shares of common stock, par value $.001 per share (the “Common Stock”), of the Company. At the time of his removal Mr. Cellura was not a member of any committee of the board of directors.

In the Written Consent, the stockholders also removed Mr. Cellura from all his positions as an officer of the Company including without limitation Chief Executive Officer, President, Chief Financial Officer and Secretary. In the same Written Consent Mr. Craig A. Fielding, the sole remaining director of the Company, was appointed Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company effective May 18, 2012.

The Written Consent was executed by stockholders owning of record and beneficially 214,127,200 shares of the total of 309,147,714 shares of Common Stock of the Company issued and outstanding on May 18, 2012. This represents 69.26% of all of the issued and outstanding shares of the Company’s Common Stock, and is in excess of the two-thirds voting requirement of Section 335.subd.1 of the PCL.

The removal of Mr. Cellura was caused by his continued failure to meet shareholder expectations concerning the direction of the Company, specifically but not limited to his failure to source and secure critical funding for the Company in the amounts and at the times required to further the Company’s development.

(c) In addition to Mr. Craig A. Fielding’s resumption of his positions as CEO and President of our Company and Chairman of our Board of Directors, Mr. Fielding will become our Principal Financial Officer and Secretary, and will continue as CEO of Consorteum, Inc. From June 2010 to May 2011, Mr. Fielding served as our CEO and has been one of our directors from the creation of the Company to the present. Mr. Fielding assumed the role of President and CEO in June 2010, and was part of the team that took Consorteum Holdings Inc, into the public market, and one of the founders of the Company.  From 1999 to February 2006 Mr. Fielding was part of the management teams at two start up technology companies in the financial transaction processing market place.  From August 1989 to August 1999 Mr. Fielding worked in a number of Sales Management and Senior Management roles in North America with Xerox Canada Ltd. Mr. Fielding attended Manchester Polytechnic in England where he studied business.  Mr. Fielding’s experience in technology, solution selling and large system building in his prior positions enables him to bring this valuable experience to the Board and as CEO of Consorteum Inc.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed as part of this Current Report on Form 8-K:

 None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 21, 2012

CONSORTEUM HOLDINGS, INC.,

a Nevada corporation

By: /s/ Craig A. Fielding

Craig A. Fielding

Chairman and Chief Executive Officer

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